UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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TSR, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TSR, Inc.

400 OSER AVENUE

HAUPPAUGE, NY 11788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on November 29, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of TSR, Inc. (the "Company"), a Delaware corporation, will be held at the Radisson Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788, on November 29, 2017 at 9:00 a.m. local time, to consider and act upon the following matters:

1.	To elect two (2) Class II Directors.

2.	To ratify the appointment by the Audit Committee of the Board of Directors and the Board of Directors of CohnReznick LLP as the independent registered public accountants of the Company to audit and report on its consolidated financial statements for the fiscal year ending May 31, 2018.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on October 20, 2017 will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder of the Company, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the date of the Annual Meeting.

By Order of the Board of Directors,
John G. Sharkey, Secretary

Hauppauge, New York
October 25, 2017

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.

TSR, Inc.

400 Oser Avenue

Hauppauge, NY 11788

ANNUAL MEETING OF STOCKHOLDERS

to be held on November 29, 2017

PROXY STATEMENT

This solicitation of proxies is being made by the Board of Directors of TSR, Inc. (the “Company”) for use at the Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) to be held at the Radisson Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788, on November 29, 2017 at 9:00 a.m. or at any adjournment thereof. The solicitation of proxies will be made by the Board of Directors of the Company by mail and the cost will be borne by the Company.

Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted (i) in favor of the election of the candidates for director under Proposal 1, and (ii) in favor of the ratification of CohnReznick LLP as the Company’s independent registered public accountants under Proposal 2. Each of the proposals is set forth in the accompanying Notice of Annual Meeting of Stockholders. Each proxy granted is revocable and may be revoked at any time prior to its exercise by advising the Company in writing of its revocation. In addition, a Stockholder who attends the Annual Meeting in person may, if the Stockholder wishes, vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended May 31, 2017 shall be mailed on or about October 25, 2017 to holders of record of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), as of October 20, 2017. Only Stockholders of record at the close of business on October 20, 2017 are entitled to vote at the Annual Meeting. On October 20, 2017 there were 1,962,062 shares of Common Stock issued and outstanding.

The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting) will be tabulated by the inspector of election appointed for the Annual Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter will have no effect on the voting.

Each share of Common Stock is entitled to one vote on each matter. Candidates for election as members of the Board of Directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected; an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors. A majority of the votes cast at the Annual Meeting is required to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accountants under Proposal 2. Accordingly, abstentions have no effect on the outcome of any of the Proposals subject to approval by the Stockholders.

Directions to attend the Annual Meeting where you may vote in person can be found on the “Contact Us” section of our website at www.tsrconsulting.com.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholders Meeting to be held on November 29, 2017

This Proxy Statement, a copy of the form of proxy and the Company’s Annual Report for the fiscal year ended May 31, 2017 are available on the Investor Relations page of our website at www.tsrconsulting.com.

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Security Ownership of Certain Beneficial Owners and Management

The outstanding voting stock of the Company as of September 15, 2017 consisted of 1,962,062 shares of Common Stock. The table below sets forth the beneficial ownership of the Common Stock of the Company’s directors, executive officers and persons known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock as of September 15, 2017:

	Beneficial Ownership of Common Stock
Name of Beneficial Owner – Directors, Officers and 5% Stockholders	No. of Shares (1)	Percent of Class
Regina Dowd (2)(3)(4)	7,422	0.4%
James J. Hill (2)(3)	-	-
Christopher Hughes (2)(3)(5)(6)	11,842	0.6%
Joseph F. Hughes (7)(8)	862,473	44.0%
Winifred Hughes (9)(10)	862,473	44.0%
Philip J. LaBlonde (11)	135,000	6.9%
Brian J. Mangan (2)(3)	-	-
Raymond A. Roel (2)(3)	-	-
John G. Sharkey (2)(12)	6,750	0.3%
All Directors and Executive Officers as a Group (6 persons)	26,014	1.3%

(1)	In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company’s Common Stock if such person has voting or investment power with respect to such shares. This includes shares of Common Stock (a) subject to options exercisable within sixty (60) days, and (b) (1) owned by a person’s spouse, (2) owned by other immediate family members who share a household with such person, or (3) held in trust or held in retirement accounts or funds for the benefit of the such person, over which shares the person named in the table may possess voting and/or investment power. Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.

(2)	This executive officer and/or director maintains a mailing address at 400 Oser Avenue, Suite 150, Hauppauge, New York 11788.

(3)	Such person currently serves as a director of the Company.

(4)	The shares listed as beneficially owned by Ms. Dowd also include 1,856 shares held of record by her minor child, as to which Ms. Dowd disclaims beneficial ownership.

(5)	The shares listed as beneficially owned by Mr. Christopher Hughes also include 5,566 shares held of record by his wife, as to which Mr. Hughes disclaims beneficial ownership.

(6)	Mr. Christopher Hughes served as the Senior Vice President of the Company until July 5, 2017 at which time he was elected Chairman, President, Chief Executive and Treasurer of the Company.

(7)	Mr. Joseph F. Hughes served as the Chairman, President, Chief Executive Officer and Treasurer of the Company until his retirement on July 5, 2017. He maintains a mailing address at 1278 Ridge Road, Laurel Hollow, New York 11791.

(8)	The shares listed as beneficially owned by Mr. Joseph F. Hughes also include 107,634 shares held of record by his wife, Winifred Hughes, as to which Mr. Hughes disclaims beneficial ownership.

(9)	Mrs. Winifred Hughes is the spouse of Joseph F. Hughes. Mrs. Hughes maintains a mailing address at 1278 Ridge Road, Laurel Hollow, New York 11791

(10)	The shares listed as beneficially owned by Winifred Hughes also include 754,839 shares held of record by her husband, Joseph F. Hughes, as to which Mrs. Hughes disclaims beneficial ownership.

(11)	Based on a Schedule 13D filed by Philip J. LaBlonde with the Securities and Exchange Commission on August 11, 2016. Philip J. LaBlonde maintains a mailing address at 15120 Honors Circle, Carmel, Indiana 46033.

(12)	Mr. John G. Sharkey serves as the Vice President, Finance, Controller and Secretary of the Company.

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PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, two (2) Class II Directors will be elected for three year terms expiring at the Company’s 2020 Annual Meeting or until their respective successors have been elected and qualified.

If a nominee listed below is unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for such nominee as the person or persons designated to vote shall, in their judgment, designate. Management at this time has no reason to believe that the nominees will not be available or will not serve if elected.

Set forth below is certain information with respect to the nominees, as of September 15, 2017.

Name of Director and Nominee for Election	Age	Nominee for Class of Director	Nominee for Term Expiring
James J. Hill	84	Class II	2020
Christopher Hughes	56	Class II	2020

Mr. James J. Hill has served as a director of the Company since December 1989. His current term as a director expires at the 2017 annual meeting of stockholders. In 1998, Mr. Hill retired from MRA Publications, Inc., a medical publishing business for which he had been Executive Vice President of Sales and Marketing since 1979. Mr. Hill received a Bachelor of Science Degree in Business Administration from the University of Arizona in 1958 and a Bachelor of Foreign Trade Degree from the American Institute of Foreign Trade in Arizona in 1959. The Company believes that Mr. Hill’s experience in business and knowledge of the Company derived from his long service as a director of the Company make him well qualified to serve as a member of the Company’s Board of Directors.

Mr. Christopher Hughes served as the Senior Vice President of the Company since 2007 and as a director of the Company since January 2005. Only July 5, 2017, he was elected Chairman of the Board, President, Chief Executive Officer and Treasurer of the Company. His current term as a director expires at the 2017 annual meeting of stockholders. Mr. Hughes served a previous term as a director of the Company from April 2000 until September 2004 and as the Vice President, Sales of TSR Consulting Services, Inc., the Company’s computer programming services subsidiary, from 1991 through 2006. In 2007 Mr. Hughes was appointed Senior Vice President of the Company and President of TSR Consulting Services, Inc. Mr. Hughes is a 1984 graduate of St. Bonaventure University and is the son of Mr. Joseph F. Hughes. The Company believes that Mr. Hughes’ long experience with the Company and knowledge of the contract computer programming industry make him well qualified to serve as a member of the Company’s Board of Directors.

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Directors and Executive Officers of the Company

The following table sets forth certain information concerning the executive officers and directors of the Company:

Name	Age	Position	Year First Officer or Director

Regina Dowd	57	Director	2017
James J. Hill (1)(2)(3)	84	Director	1989
Christopher Hughes	56	Chairman of the Board, Chief Executive Officer, President, Treasurer and Director	2000
Brian J. Mangan (1)(2)(3)(4)	59	Director	2016
Raymond A. Roel (1)(2)(3)(5)	61	Director	2005
John G. Sharkey	58	Vice President, Finance, Controller and Secretary	1990

(1)	Member of the Compensation Committee of the Board of Directors.

(2)	Member of the Audit Committee of the Board of Directors.

(3)	Member of the Nominating Committee of the Board of Directors.

(4)	Mr. Mangan is Chairman of the Audit and Nominating Committees.

(5)	Mr. Roel is Chairman of the Compensation Committee.

There are no family relationships between any of the Company’s executive officers and directors, except that Christopher Hughes, the Chairman of the Board, Chief Executive Officer, President and Treasurer and a director of the Company, and Regina Dowd, a director of the Company, are siblings. Christopher Hughes and Regina Dowd are the children of Joseph F. Hughes, the Company’s former Chairman of the Board, Chief Executive Officer, President and Treasurer prior to his retirement as of July 5, 2017. None of the Company’s directors currently serves, or has served during the past five years, as a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Corporate Governance Matters

The Company maintains the following committees of the Board of Directors: the Compensation Committee, the Nominating Committee and the Audit Committee.

James J. Hill, Raymond A. Roel and Brian J. Mangan are independent members of the Board of Directors under the rules of the NASDAQ Capital Market. In addition, each member of each committee of the Board of Directors meets the definition of “independence” under the rules of the NASDAQ Capital Market. The Board of Directors also has determined that Brian J. Mangan, the Chair of the Audit Committee, meets the requirements of an “audit committee financial expert” as such term is defined in applicable regulations of the Securities and Exchange Commission.

During the fiscal year ended May 31, 2017, the Board of Directors held thirteen meetings; the Audit Committee held six meetings; the Compensation Committee held eight meetings; and the Nominating Committee held one meeting. During such fiscal year, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board of which he was a member. The Company does not have a formal policy regarding attendance of directors at the Annual Meetings of Stockholders, but the Company encourages all directors to attend. All of the directors attended the 2016 Annual Meeting of Stockholders, except for Ms. Dowd who was appointed to the Board on July 5, 2017, subsequent to the 2016 Annual Meeting held in December 2016.

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The Audit Committee

The Audit Committee’s current members are Brian J. Mangan (Chairman), James J. Hill and Raymond A. Roel. Each of the members of the Audit Committee is an independent director under the rules of the NASDAQ Capital Market. The Audit Committee’s primary functions are to assist the Board in monitoring the integrity of the Company’s financial statements and systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and performance of the Company’s independent auditors. The Audit Committee is responsible for pre-approving any engagements of the Company’s independent auditors. The Audit Committee operates under a written charter approved by the Board on September 16, 2004, and amended as of October 10, 2008. A copy of the Audit Committee Charter is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com.

The Compensation Committee

The Compensation Committee’s current members are Raymond A. Roel (Chairman), James J. Hill and Brian J. Mangan. Each of the members of the Compensation Committee is an independent director under the rules of the NASDAQ Capital Market. The Compensation Committee assesses the structure of the Company’s management team and the overall performance of the Company.  It evaluates the performance of the Company’s executive officers on an annual basis and makes recommendations to the Board regarding salary increases and other compensation to executive officers.  The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com.  Under its charter, the committee has authority to retain and approve the fees of independent compensation consultants or other advisors.

The Nominating Committee

The Nominating Committee’s current members are Brian J. Mangan (Chairman), James J. Hill and Raymond A. Roel. Each of the members of the Nominating Committee is an independent director under the rules of the NASDAQ Capital Market. A copy of the Nominating Committee Charter is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors and oversees the evaluation of the Board of Directors. The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to the Corporate Secretary of the Company, together with the information required to be filed in a proxy statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled “Stockholder Nominations.” In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a nominee recommended by the Nominating Committee as described below. To date, the Company has not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee’s slate of nominees in this proxy statement.

In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year (a “Qualified Stockholder Proposal”). If the Nominating Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provision referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Nominating Committee chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified. The procedures described in this paragraph are meant to establish additional requirements and are not meant to replace or limit stockholders’ general nomination rights in any way.

In evaluating director nominees, the Nominating Committee currently considers the following factors:

●	the Company’s needs with respect to the particular talents and experience of our directors;
●	the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;
●	familiarity with the Company’s business and businesses similar or analogous to that of the Company;

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●	experience with accounting rules and practices and corporate governance principles; and
●	such other factors as the Nominating Committee deems are in the best interests of the Company and the best interests of the Company’s stockholders.

Qualified candidates for membership on the Board will be considered without a particular focus on the diversity of the Board’s membership, and without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals who meet the criteria.

Board Leadership Structure

Christopher Hughes succeeded Joseph F. Hughes as the Company’s Chief Executive Officer and Chairman of the Board of Directors upon Joseph F. Hughes’ retirement on July 5, 2017. Joseph F. Hughes had served as the Company’s Chief Executive Officer and Chairman since the Company’s founding in 1969. The Company does not presently have a lead independent director. In view of the small size of the Company’s Board of Directors and the Company’s long track record of combining the roles of Chief Executive Officer and Chairman of the Board of Directors in a single individual, the Board of Directors believes that the centralization of leadership through the combination of these two roles promotes the development and implementation of corporate strategy, efficiency of communication between the Company’s senior management team and the Board, and advancement of the Company’s goals. Moreover, Christopher Hughes’ service as the Company’s Senior Vice President since 2007 and as the Vice President, Sales of TSR Consulting Services, Inc., the Company’s computer programming services subsidiary from 1991 to 2006, give him a wide breadth of specialized knowledge about the Company’s business operations that make him uniquely suited for this role.

The Board of Directors’ Audit Committee, of which Brian J. Mangan acts as Chairman and which consists entirely of independent directors, acts independently of the Chairman of the Board and exercises an oversight role in this capacity. The non-management directors, each of whom is an independent director under the rules of the NASDAQ Capital Market, also meet in executive session without any members of management present.

The Company believes the role of management is to identify and manage risks confronting the Company. The Board of Directors plays an integral part in the Company’s risk oversight, particularly in reviewing the processes used by management to identify and report risk, and also in monitoring corporate actions so as to minimize inappropriate levels of risk. The Board of Directors as a whole is also responsible for overseeing strategic and enterprise risk. A discussion of risks that the Company faces is conducted at regularly scheduled meetings of the Board of Directors and committee meetings.

Meetings of Independent Directors

Directors who are independent under the NASDAQ Capital Market listing standards and applicable laws and regulations have not met in separate committee; rather, the independent directors hold discussions among them without the presence of management in conjunction with meetings of the Audit Committee and Compensation Committee, as they deem necessary.

Code of Ethics

The Company has adopted a code of ethics that applies to all of its employees, including the chief executive officer and chief financial and accounting officer. The code of ethics is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com. The Company intends to post on its website all disclosures that are required by law or NASDAQ Capital Market listing standards concerning any amendments to, or waivers from, the Company’s code of ethics. Stockholders may request a free copy of the code of ethics by writing to Corporate Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics that apply to the Company’s directors or principal executive and financial officers will be included in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Capital Market and the Securities and Exchange Commission.

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Stockholder Nominations

Under the Company’s Bylaws a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to the Company’s Corporate Secretary at its principal executive offices. The Company must receive the notice of a stockholder’s intention to introduce a nomination or proposed item of business at an annual meeting no later than 120 days prior to the anniversary of the date on which the Company released its proxy statement in connection with the prior year’s annual meeting to its stockholders.

Stockholder Communications with Directors

Generally, stockholders who have questions or concerns should contact the Company’s Corporate Secretary at (631) 231-0333. Any stockholder who wishes to address questions regarding the Company’s business directly with the Board of Directors, or any individual director, should direct his or her questions, in writing, in care of the Company’s Secretary, at the Company’s offices at 400 Oser Avenue, Suite 150, Hauppauge, NY 11788. Any complaint, concern or reference to a problem or potential problem with the Company’s accounting, accounting policies, internal control, auditing or financial matters should be addressed to Accounting Complaints, c/o Chair of the Audit Committee, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788.

Biographical information of Directors and Executive Officers

Biographical information of James J. Hill and Christopher Hughes is included under PROPOSAL 1 – ELECTION OF DIRECTORS above.

Ms. Regina Dowd was appointed as a director of the Company in July 2017 to fill the vacancy on the Board of Directors resulting from Joseph F. Hughes’ retirement from the Company.  Her current term as a director expires at the 2018 annual meeting of stockholders. Ms. Dowd has been employed by TSR Consulting Services, Inc. as an account executive for more than five years prior to her appointment as a director of the Company. Ms. Dowd holds a B.S. in Nursing from Fairfield University. The Company believes that Ms. Dowd’s experience in business, including her knowledge of the computer programming industry and her particular familiarity with the Company and its business, make her well qualified to serve as a member of the Company’s Board of Directors.

Mr. Brian J. Mangan has served as a director of the Company since January 2016. His current term as a director expires at the 2019 annual meeting of stockholders. Mr. Mangan is a former senior finance executive for the Disney/ABC Television Group. Prior to his retirement from the Disney/ABC Television Group in 2013, Mr. Mangan was the east coast Senior Vice President Finance for the ABC Television Network (“ABC”) for six years. During that time, he directed ABC’s executive team responsible for financial statement preparation and reporting, internal control review, annual budgets, forecasts and long-term strategic plans. Mr. Mangan was also involved in many major company and network initiatives, including the development of strategies to increase operational efficiency and reduce costs of programming and production to address the television industry’s rapidly changing economics and technology. Having joined ABC as a Senior Accountant in 1983, Mr. Mangan assumed positions of increasing responsibility during almost 30 years with the company. He was promoted to Director in 1993, Assistant Controller in 1997, Vice President in 2003 and then Senior Vice President in 2007. Mr. Mangan began his career performing audits for New York State. He holds an MBA in Finance from Adelphi University, a BBA degree in Accounting from Hofstra University and a Certificate in Financial Planning (CFP). The Company believes that Mr. Mangan’s extensive business background and experience make him well qualified to serve as a member of the Company’s Board of Directors.

Mr. Raymond A. Roel has served as a director of the Company since January 2005.  His current term as a director expires at the 2018 annual meeting of stockholders.  Beginning in July 2013, Mr. Roel became a principal of Ray Roel Consulting LLC, and previously served as the Internal Communications Director of McCann Worldgroup, a unit of Interpublic Group of Companies, Inc., since 1996.  Mr. Roel is a 1977 graduate of Brown University with a B.A. in Semiotics (linguistics).  The Company believes that Mr. Roel’s experience in business, including his background in marketing and corporate communications, make him well qualified to serve as a member of the Company’s Board of Directors.

Mr. John G. Sharkey has served as the Vice President, Finance, Controller and Secretary of the Company since 1990. Mr. Sharkey received a Masters Degree in finance from Adelphi University and received his Certified Public Accountant certification from the State of New York. From 1987 until joining the Company in October 1990, Mr. Sharkey was Controller of a publicly held electronics manufacturer. From 1984 to 1987, he served as Deputy Auditor of a commercial bank, having responsibility over the internal audit department. Prior to 1984, Mr. Sharkey was employed by KPMG LLP as a senior accountant.

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Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of the named executive officers for services in all capacities to the Company for the fiscal years ended May 31, 2017 and 2016. The named executive officers for the fiscal years ended May 31, 2017 and 2016 were (1) Joseph F. Hughes, Chairman, President, Chief Executive Officer and Treasurer, (2) John G. Sharkey, Vice President, Finance, and (3) Christopher Hughes, Senior Vice President. Mr. Joseph F. Hughes, Mr. Sharkey and Mr. Christopher Hughes are referred to in this Proxy Statement as the “Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Joseph F. Hughes	2017	$500,000	$-	-	-	-	-	$44,000	(3)	$544,000
President and	2016	$500,000	$-	-	-	-	-	$44,000	(3)	$544,000
Chief Executive Officer(1)

John G. Sharkey	2017	$250,000	$50,000	-	-	-	-	$6,000	(4)	$306,000
Vice President, Finance	2016	$250,000	$50,000	-	-	-	-	$7,000	(4)	$307,000

Christopher Hughes	2017	$329,000	$100,000	-	-	-	-	$25,000	(5)	$454,000
Sr. Vice President (2)	2016	$300,000	$100,000	-	-	-	-	$23,000	(5)	$423,000

(1)	Joseph F. Hughes served as the President and Chief Executive Officer of the Company during the fiscal years ended May 31, 2017 and 2016. Mr. Joseph F. Hughes retired as President and Chief Executive Officer of the Company as of July 5, 2017.

(2)	Christopher Hughes served as the Senior Vice President of the Company during the fiscal years ended May 31, 2017 and 2016. Mr. Christopher Hughes was appointed as President and Chief Executive Officer of the Company as of July 5, 2017 upon Joseph F. Hughes’ retirement.

(3)	Of these amounts, $22,000 related to Mr. Joseph F. Hughes’ personal use of an automobile provided by the Company for each of the 2017 and 2016 fiscal years; $7,000 and $8,000 was paid to Mr. Joseph F. Hughes for a country club membership for the 2017 and 2016 fiscal years, respectively; and $15,000 and $14,000 was paid to Mr. Joseph F. Hughes for premiums for medical insurance benefits for the 2017 and 2016 fiscal years, respectively.

(4)	Amounts related to Mr. Sharkey’s personal use of an automobile provided by the Company.

(5)	Of these amounts, $3,000 related to Mr. Christopher Hughes’ personal use of an automobile provided by the Company for each of the 2017 and 2016 fiscal years; and $22,000 and $20,000 was paid to Mr. Christopher Hughes for premiums for medical insurance benefits for the 2017 and 2016 fiscal years, respectively.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards at the end of fiscal 2017.

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Employment Agreements and Arrangements

Mr. Joseph F. Hughes was compensated at a base salary of $500,000 per annum during the fiscal year ended May 31, 2017 pursuant to an unwritten employment agreement between Mr. Hughes and the Company. Mr. Hughes retired on July 5, 2017 at which time the Board of Directors awarded him a one-time founder’s bonus of $100,000. The Board also approved the continued payment by the Company of the remaining payments of the lease for the automobile used by Mr. Hughes until the lease expires in May, 2018. Further, the Board approved the continued payment by the Company for health insurance coverage for Mr. Hughes and his spouse under the Company’s executive medical plan until May 31, 2018 and payments of $2,000 per month to Mr. Hughes for a period of two years thereafter to assist Mr. Hughes with the cost of obtaining his own private health insurance coverage. In the event Mr. Hughes passes away prior to May 31, 2020, the Company will make the $2,000 monthly payments described in the preceding sentence to Mr. Hughes’ spouse during her lifetime according to the same schedule for the remainder of the period.

In June 2015, the Company entered into a written employment agreement with Mr. John G. Sharkey, which terminates May 31, 2020. The employment agreement provided for an initial annual base salary of $250,000, subject to increase in the discretion of the President of the Company, and an annual bonus determined by the Compensation Committee in its discretion upon recommendation of the President based on Mr. Sharkey’s individual performance and the Company’s overall performance in such year. As set forth in the Summary Compensation Table above, the Company paid an annual bonus to Mr. Sharkey in the amount of $50,000 for each of the fiscal years ended May 31, 2017 and 2016.

In March 2012, the Company entered into a written employment agreement with Mr. Christopher Hughes which, as extended, expired April 30, 2017. This employment agreement provided for an annual base salary of $300,000 and an annual bonus to be approved by the Compensation Committee at its discretion. As set forth in the Summary Compensation Table above, the Compensation Committee approved, and the Company paid, an annual bonus to Mr. Hughes in the amount of $100,000 for the fiscal year ended May 31, 2016. The bonus paid to Mr. Hughes for the 2016 fiscal year was based on the Company’s improved operating results for fiscal 2016 and Mr. Hughes’ contribution toward such improvement.

In April 2017, in anticipation of the expiration of Mr. Christopher Hughes’ prior employment agreement, the Company entered into a written employment agreement with Mr. Hughes, which was effective as of May 1, 2017 and which terminates May 31, 2022. The new employment agreement provides that Mr. Hughes is entitled to receive an annual bonus with respect to the Company’s 2017 fiscal year determined pursuant to the same terms set forth in his prior employment agreement that expired on April 30, 2017, which provided that the Compensation Committee would determine Mr. Hughes’ annual bonus in its discretion. As set forth in the Summary Compensation Table above, the Compensation Committee approved, and the Company paid, an annual bonus to Mr. Hughes in the amount of $100,000 for the fiscal year ended May 31, 2017. Mr. Hughes’ current employment agreement provides for an annual base salary of $350,000 and an annual bonus to be approved by the Compensation Committee in its discretion, which may be based upon standards that the Compensation Committee approves at the beginning of each fiscal year commencing with the fiscal year beginning June 1, 2017, and which standards may be modified thereafter with the Compensation Committee’s approval. The Company shall pay any annual bonus that may become payable within 120 days of the end of the applicable fiscal year, for the period to which the bonus relates. In addition, Mr. Hughes’ employment agreement provides that the Company shall pay Mr. Hughes an advance on his annual bonus for the current fiscal year within 30 days after the end of each fiscal quarter (other than the fourth fiscal quarter) in an amount equal to the bonus which would have been earned through the end of such fiscal quarter, based on any standards approved by the Compensation Committee. Each such advance of the bonus shall be approved by the Compensation Committee unless it is paid in accordance with a formula approved in advance for such fiscal year. In the event that following any fiscal quarter or following completion of the Company’s audited financial statements, any advance payment of the bonus previously paid with respect to any fiscal year (or portion thereof) exceeds the amount that Mr. Hughes is entitled to receive through the end of such fiscal quarter or fiscal year, Mr. Hughes shall promptly return such excess amount to the Company.

Payments in Connection with Termination of Employment and Change in Control

Mr. Hughes’ employment agreement provides that if his employment with the Company is terminated without “cause” (as defined in the employment agreement) during the six-month period prior to, or within one year after, a “change in control” of the Company (as such term is defined in the employment agreement), or he resigns from his employment with the Company for “good reason” (as defined in the employment agreement) on, or within one year after, a “change in control,” then he is entitled to receive a lump sum payment equal to (i) his full salary through the date of termination at the base salary in effect at the time of termination or resignation, as applicable, plus his bonus prorated through the date of termination or resignation, plus (ii) two times his current base salary, plus (iii) two times his bonus for the then current fiscal year, or if that amount cannot be determined, two times the amount of the bonus paid to him for the prior fiscal year, and all employee benefits for a period of twenty-four months after termination or resignation.

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Mr. John Sharkey’s employment agreement provides that if he terminates his employment with the Company in connection with a “change in control” of the Company as such term is defined therein, he is entitled to receive (i) his full salary through the date of termination, (ii) an amount equal to two times his current base salary, (iii) the pro rata portion of the annual bonus to which he is entitled for the then current year pro rated through the date of termination, or if such amount cannot be determined, the pro rata portion of the annual bonus paid for the preceding year through the date of termination, (iv) an amount equal to two times the annual bonus payable to him for the then current year, or if such amount cannot be determined, two times the amount of the annual bonus paid to him for the prior year, and (v) all employee benefits for a period of two years after termination.

Director Compensation

The following table sets forth information concerning the compensation of the non-officer directors of the Company for the fiscal year ended May 31, 2017. Directors of the Company who also serve as executive officers of the Company are not paid any compensation for their service as directors. For the fiscal year ended May 31, 2017, Joseph F. Hughes and Christopher Hughes were the only directors of the Company who also served as executive officers.

Name	Fees Earned Or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert A. Esernio	$5,000	-	-	-	-	-	$5,000

James J. Hill	$10,000	-	-	-	-	-	$10,000

Brian J. Mangan	$18,000	-	-	-	-	-	$18,000

Raymond A. Roel	$15,000	-	-	-	-	-	$15,000

For their service, members of the Board of Directors who are not officers of the Company received an annual retainer of $10,000, payable quarterly during fiscal 2017. Robert A. Esernio received an additional retainer of $3,000 as Chairman of the Audit Committee until his retirement from the Board of Directors in September 2016. Mr. Esernio’s $10,000 annual retainer as a director and his $10,000 retainer as Chairman of the Audit Committee were pro-rated through the date of his retirement. Brian J. Mangan received an additional annual retainer of $8,000 for his services as Audit Committee Chairman during the remainder of fiscal 2017. Raymond A. Roel received an additional annual retainer of $5,000 for his services as Compensation Committee Chairman. Regina Dowd was appointed to the Board of Directors in July, 2017 upon Joseph F. Hughes’ retirement from the Company, and therefore did not serve as a director during the 2017 fiscal year.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for reviewing and approving all transactions between the Company and any related party pursuant to the Audit Committee’s charter. The Company was not a participant in any transaction since the beginning of the 2017 fiscal year in which any related person had a direct or indirect material interest and in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at the end of each of the Company’s two prior fiscal years, and no such transactions are currently proposed.

Mr. Joseph F. Hughes and Mrs. Winifred Hughes would each be deemed to be a parent of the Company due to their beneficial ownership of 44.0% of the outstanding Common Stock of the Company at September 15, 2017. Mr. Joseph F. Hughes disclaims beneficial ownership of the shares of Common Stock held by Mrs. Winifred Hughes, and Mrs. Winifred Hughes disclaims beneficial ownership of the shares of Common Stock held by Mr. Joseph F. Hughes. See “Security Ownership of Certain Beneficial Owners and Management” above.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the Company’s 2017 fiscal year with the Company’s management. The Audit Committee has separately discussed with CohnReznick LLP, the Company’s independent registered public accounting firm for the 2017 Fiscal Year, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with CohnReznick LLP the independence of that firm from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s 2017 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Brian J. Mangan, Chairman              James J. Hill               Raymond A. Roel

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and greater than ten percent Stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2017, except for a Form 4 for Joseph F. Hughes and a Form 4 for Christopher Hughes, each relating to one transaction, which were filed after the two business day filing deadline (due to delay in obtaining access codes necessary to file such reports on the SEC’s electronic filing system).

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PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

CohnReznick LLP has been appointed by the Company's Audit Committee and Board of Directors as the independent registered public accounting firm for the Company to audit and report on the Company’s consolidated financial statements for the fiscal year ending May 31, 2018. CohnReznick LLP audited and reported on the Company's consolidated financial statements for the year ended May 31, 2017. The Company expects that a representative of CohnReznick LLP will be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company's Common Stock present at the Annual Meeting, in person or by proxy. Submission of the appointment of the independent registered public accounting firm to the stockholders for ratification will not limit the authority of the Audit Committee and Board of Directors to appoint another accounting firm to serve as the independent registered public accounting firm if the present accountants resign or their engagement is otherwise terminated. If the stockholders do not ratify the appointment of CohnReznick LLP at the Annual Meeting, the selection of CohnReznick LLP may be reconsidered by the Audit Committee and Board of Directors. The Audit Committee is responsible for approving the engagement of the Company’s independent registered public accounting firm to render audit or non-audit services prior to the engagement of the accountants to render such services.

The Board of Directors unanimously recommends a vote in favor of the approval of the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accountants for the fiscal year ending May 31, 2018.

AUDIT FEES

The aggregate fees billed by CohnReznick LLP for professional services related to the audit of the Company’s consolidated financial statements and the review of the consolidated condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended May 31, 2017 and 2016 were $77,000 and $70,000, respectively.

AUDIT RELATED FEES

There were no fees billed by CohnReznick LLP for audit related services for the fiscal years ended May 31, 2017 or 2016.

TAX FEES

There were no fees billed by CohnReznick LLP for tax compliance, tax advice and tax planning during the fiscal years ended May 31, 2017 or 2016.

ALL OTHER FEES

There were no fees billed by CohnReznick LLP related to any other non-audit services for the fiscal years ended May 31, 2017 or 2016.

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STOCKHOLDER PROPOSALS

Any proposal that a stockholder of the Company intends to present at the 2018 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than June 27, 2018 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Pursuant to the Company’s Bylaws, the deadline for submitting a proposal is the date that is not less than 120 days prior to the anniversary of the date on which the Company released its proxy statement in connection with the prior year’s annual meeting to its stockholders. The Company is releasing its proxy statement for the 2017 Annual Meeting to its stockholders on October 25, 2017. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2017, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. If the person requesting the report was not a stockholder of record on October 20, 2017, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's stock at the close of business on such date. Requests should be addressed to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11788.

HOUSEHOLDING

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of the Annual Report and Proxy Statement to multiple stockholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected stockholder. This procedure reduces the Company’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788, or call (631) 231-0333.

OTHER BUSINESS SOLICITATION AND EXPENSES OF SOLICITATION

The Board of Directors does not know of any other matters to be brought before the Annual Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. In addition to solicitation by mail, the Company's directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

By Order of the Board of Directors,

John G. Sharkey, Secretary

October 25, 2017

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Annual Meeting of Stockholders

November 29, 2017

9:00 A.M. local time

Important Notice Regarding the Internet Availability of Proxy Materials

for the Annual Meeting of Stockholders

The 2017 Proxy Statement and the 2017 Annual Report to Stockholders are

Available at http://www.tsrconsulting.com/investor-relations.php

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

OF

TSR, INC.

400 OSER AVENUE, SUITE 150, HAUPPAUGE, NY 11788

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints CHRISTOPHER HUGHES and JOHN G. SHARKEY or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 29th of November, 2017 at 9:00 a.m., at the Radisson Hotel 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788, and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2017 Annual Meeting of Stockholders November 29, 2017 9:00 A.M. local time This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure to Mark, Sign, Date and Return Your Proxy Card In the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND A VOTE FOR THE APPROVAL OF PROPOSAL 2.

1. Election of the following Class II Directors for a three (3) year term:			2. Ratification of appointment of CohnReznick LLP as the Company’s independent registered accountants for the 2018 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR	WITHHOLD
James J. Hill	☐	☐
3. In accordance with their best judgment with respect to any other business that may properly come before the annual Meeting.
Christopher Hughes	☐	☐

CONTROL NUMBER

Signature                                                                   Signature                                                                                     Date                                     , 2017.

Note: Please sign as name(s) appear(s) hereon. Proxies should be dated when signed. When signing as attorney, executor, administrator, trustee or guardian, the full title of such should be given. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.